EXHIBIT 16.1

April 6, 2016

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC 20549

Re:	Sotherly Hotels Inc.
Sotherly Hotels LP

File No.	001-32379 (Sotherly Hotels Inc.)
001-36091 (Sotherly Hotels LP)

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Sotherly Hotels Inc. and Sotherly Hotels LP dated April 6, 2016, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

McLean, Virginia

Grant Thornton LLPU.S. member firm of Grant Thornton International Ltd